EXHIBIT 10.8

                              BRIDGE LOAN AGREEMENT
                              ---------------------

         THIS BRIDGE LOAN AGREEMENT (the "Agreement") is made as of September 1, 2003, by and among the persons or entities described on EXHIBIT A attached hereto (the "Lenders") and SSP SOLUTIONS, INC. ("Borrower").

         THE PARTIES HERETO agree as follows:

                            ARTICLE ONE. DEFINITIONS

         SECTION 1.1. DEFINED TERMS. In addition to terms defined elsewhere in this Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings:

                  (A) "DOCUMENTS" shall mean this Agreement, the Notes and any other instruments or documents required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

                  (B) "LOAN" shall mean individually, and "LOANS" shall mean collectively, the amount(s) loaned to the Borrower hereunder.

                  (C) "NOTES" shall have the meaning set forth in Section 2.2.

                  (D) "PERSON" shall mean individually, and "PERSONS" shall mean collectively, each of any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

                  (E) "TERM SHEET" means the Confidential Term Sheet of the Company dated August 20, 2003, relating to the Series A Preferred Stock of the Company and attached hereto as EXHIBIT B.

         SECTION 1.2. OTHER TERMS. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Term Sheet.

          ARTICLE TWO. LOANS, ADDITIONAL CONSIDERATION AND FORBEARANCE
          ------------------------------------------------------------

         SECTION 2.1. LOAN AMOUNT. Subject to the terms and conditions of this Agreement, on the date upon which all of the terms and conditions of the Documents have been met or fulfilled to the satisfaction of Lenders (the "Closing Date"), the Lenders agree to make loans in the aggregate amount of $1,500,000 to the Borrower (such loans being herein called individually a "Loan" and collectively the "Loans"); PROVIDED, HOWEVER, that notwithstanding anything else contained in this Agreement, upon the occurrence and continuance of any Event of Default, and in every such event, Borrower shall repay to the Lenders all Loans, plus interest accrued to the date of payment.

         SECTION 2.2. PROMISSORY NOTES. The Loans shall be evidenced by convertible bridge notes (herein called the "Notes") in the form attached hereto as EXHIBIT C, dated the date first above written, payable to the order of the Lender, in the principal amounts set forth opposite each Lender's name as set forth on EXHIBIT A. The date and amount of each Loan made by the Lenders and of each repayment of principal thereon received by the Lenders shall be recorded by the Lenders in the records of the Lenders and the aggregate unpaid principal amount shown on such records shall be rebuttable, presumptive evidence of the principal owing and unpaid on the Notes. The failure to record any such amount on such records shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the Notes to repay the principal amount of the Loans together with all interest accruing thereon. The unpaid principal amount from time to time outstanding on the Loans shall bear interest and be payable as set forth in the Notes.

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         SECTION 2.3 FORBEARANCE. Concurrently with the closing of the Series A
Preferred Stock transaction described in the Term Sheet, certain of the Lenders will enter into a Forbearance Agreement with the Company in the form of Forbearance Agreement attached hereto as EXHIBIT D.

         SECTION 2.4 ISSUANCE OF WARRANTS. As additional consideration for Lenders' agreement to make the Loans, Borrower shall issue to the Lenders warrants to purchase common stock of the Company (collectively, the "Warrants") in the number of shares set forth each Lender's name on EXHIBIT A, with a warrant exercise price of $1.05 per share. The form of the Warrant shall be as set forth on EXHIBIT E. The Company is obligated to register the shares issuable thereunder for resale under the Securities Act of 1933, as amended, pursuant to the Term Sheet and the holder of this Warrant (and permitted assignees thereof) is entitled to the registration rights in respect of the Warrant Shares as set forth in the Warrant.

         SECTION 2.5 CANCELLATION OF CERTAIN EXISTING BRIDGE NOTES. Certain of the Lenders are the holders of bridge loan notes issued by the Company that will be used to pay the exercise price of certain warrants as described in Section
2.6 and which are more particularly identified on SCHEDULE 1C of the Forbearance Agreement (the "Existing Notes"). Concurrently with the execution of the Notes, the holders of the Existing Notes shall cancel the Existing Notes identified on
Schedule 1B and Schedule 1C of the Forbearance Agreement and return them to the Company marked "CANCELED."

         SECTION 2.6 EXERCISE OF CERTAIN WARRANTS. Certain of the Lenders are the holders and owners of warrants to purchase shares of the Company's common stock, which warrants are attached as EXHIBIT F (the "Existing Warrants"). Concurrently with the execution and delivery of the Notes by the Company to the Lenders, the holders of the Existing Warrants shall exercise the Existing Warrants pursuant to the Subscription Forms attached hereto as EXHIBIT G and shall return the Existing Warrants to the Company marked "CANCELED."

                  ARTICLE THREE. REPRESENTATIONS AND WARRANTIES
                  ---------------------------------------------

         SECTION 3.1. BORROWER. Borrower represents and warrants to the Lenders that:

                  (A) ORGANIZATION, ETC. It is duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified and in good standing or has applied for qualification as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required.

                  (B) AUTHORIZATION: NO CONFLICT. The execution and delivery of the Documents are all within its corporate powers, have been duly authorized by all necessary action, have, or by the time of their execution and delivery shall have, received all necessary governmental or regulatory approval (if any shall be required), and do not and will not contravene or conflict with any provision of (i) law, rule, regulation or ordinance, (ii) its certificate of incorporation or by-laws; or (iii) any agreement binding upon it or any of its properties, as the case may be.

                  (C) VALIDITY AND BINDING NATURE. The Documents executed by Borrower are the legal, valid and binding obligations of Borrower, enforceable against it, in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights and remedies of creditors and except as the availability of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  (D) NO VIOLATIONS OF LAWS. Borrower (i) is not in material violation of any law, ordinance, rule, regulation, judgment, decree or order of any federal, state or local governmental body or court; and (ii) has obtained all required permits, certificates, licenses, approvals and other authorizations from governmental agencies and entities (whether federal, state or local) necessary to carry on its operations.

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                  (E) NO DEFAULT OR EVENT OF DEFAULT. No event or condition
exists under any material agreement, instrument or document to which it is a party or may be subject, or by which it or any of its properties are bound, which constitutes a default or an event of default thereunder, or will, with the giving of notice, passage of time, or both, would constitute a default or event of default thereunder.

                  (F) SECURITIES REPRESENTATIONS. Upon conversion of the Notes into shares of the Series A Preferred Stock as provided in the Notes, the Series A Preferred Stock, and any shares of Company common stock into which they may be converted, will be validly issued, fully paid and nonassessable and free from all taxes, liens created by the Company charges with respect to the issue thereof, with the holders being entitled to all rights accorded to the holders of the Company's Series A Preferred Stock. Upon creation of the Series A Preferred Stock in accordance with the Term Sheet, sufficient shares of the Company's Series A Preferred Stock will be duly authorized and reserved for issuance upon conversion of the Notes, and sufficient shares of Company common stock will be duly authorized and reserved for issuance upon any conversion into common stock of the Series A Preferred Stock.

                         ARTICLE FOUR. EVENTS OF DEFAULT
                         -------------------------------

         SECTION 4.1. EVENTS OF DEFAULT. Each of the following acts, occurrences or omissions shall constitute an event of default under this Agreement (herein referred to as an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body or tribunal:

                  (A) Borrower shall default in the payment when due of any principal or interest amount due and owing to any Lender under any of the Notes; or

                  (B) Any representation or warranty made by Borrower contained in the Documents shall at any time have been incorrect in any material respect when made; or

                  (C) Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under the Documents (not constituting an Event of Default under any other clause of this Section 4.1) and such default shall continue unremedied for 5 days after written notice thereof shall have been given by any Lender to Borrower; or

                  (D) Either: (i) Borrower shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by or against Borrower or Borrower makes an assignment for the benefit of creditors; or

                  (E) Borrower shall default in the performance of any of its obligations under the Term Sheet; or

                  (F) Borrower shall be dissolved, whether voluntarily or involuntarily and has not taken all actions required to become reinstated.

                             ARTICLE FIVE. REMEDIES
                             ----------------------

         SECTION 5.1. REMEDIES UPON DEFAULT. Upon the occurrence and continuance of any Event of Default, and the expiration of any applicable cure period, and in every such event:

                  (A) notwithstanding anything in the Documents, any Lender may, in its sole and arbitrary discretion, declare the principal of and interest on any or all of the Notes, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; and

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                  (B) Any Lender may, in its sole and arbitrary discretion,
without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, exercise all of the remedies of a creditor under applicable law and all of its rights and remedies under the Documents.

         SECTION 5.2. REMEDIES ARE SEVERABLE AND CUMULATIVE. All provisions contained herein pertaining to any remedy of the Lenders shall be and are severable and cumulative and in addition to all other rights and remedies available in the Documents, at law and in equity, any one or more may be exercised simultaneously or successively.

                           ARTICLE SIX. MISCELLANEOUS
                           --------------------------

         SECTION 6.1. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of any Lender in exercising any right, power or remedy pursuant to the Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any amendment, modification, supplement, termination or waiver of any provision of the Documents, nor any consent by any Lender to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by such Lender.

         SECTION 6.2. NOTICES, ETC. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing personally delivered or sent by overnight courier or by facsimile machine, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent by facsimile machine or one (1) days after such notice is sent by overnight courier to the intended recipient thereof in accordance with the provisions of this Section 6.2. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 6.2 of this Agreement, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses indicated for such party below:

         If to the Borrower:       SSP Solutions, Inc.
                                   17861 Cartwright Road
                                   Irvine, California 92614
                                   Attention:  President
                                   Telecopy: (949) 851-8679

         With copies to:           Rutan & Tucker, LLP
                                   611 Anton Boulevard, Suite 1400
                                   Costa Mesa, California 92626
                                   Attention: Gregg Amber, Esq.
                                   Telecopy: (714) 546-9035

         If to a Lender:            To the address set forth underneath the
                                    Lenders' names on EXHIBIT A, with copies to the persons identified on EXHIBIT A

         SECTION 6.4. COSTS. Borrower shall be responsible for payment of Lenders' legal fees pursuant to the Term Sheet.

         SECTION 6.5. FURTHER ASSURANCES. Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers, documents and instruments as the Lenders may reasonably require or deem advisable to carry into effect the purposes of the Documents, or to confirm to the Lenders their rights, powers and remedies under the Documents.

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         SECTION 6.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, once they are executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

         SECTION 6.7. BINDING EFFECTS; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, Lenders, Borrower and their respective successors, assigns, representatives and heirs. Borrower shall not assign any of its rights nor delegate any of its obligations under Documents without the prior written consent of the Lenders and no such consent by a Lender shall, in any event, relieve Borrower of any of its obligations under the Documents.

         SECTION 6.8. HEADINGS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision of this Agreement and shall not affect the construction of this Agreement.

         SECTION 6.9. ENTIRE AGREEMENT. This Agreement, together with the Documents, contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersede all prior representations, agreements, covenants and understandings, whether oral or written, related to the subject matter of the Agreement. Except as specifically set forth in this Agreement, the Lenders make no covenants to Borrower, including, but not limited to, any other commitments to provide any additional financing to Borrower.

         SECTION 6.10. GOVERNING LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes shall be construed in accordance with the laws of the State of Illinois.

         SECTION 6.11. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

         BORROWER:                           SSP SOLUTIONS, INC.
                                             a Delaware corporation

                                             By:/s/ THOMAS E. SCHIFF
                                                 -----------------------------
                                                 Name: Thomas E. Schiff
                                                 Title: CFO

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         LENDERS:                            CRESTVIEW CAPITAL FUND, L.P.,
                                             an Illinois limited partnership

                                             By: /s/ RICHARD LEVY
                                                 -------------------------------
                                             Title: Managing Partner

                                             CRESTVIEW CAPITAL FUND II, L.P.,
                                             an Illinois limited partnership

                                             By: /s/ RICHARD LEVY
                                                 -------------------------------
                                             Title: Managing Partner

                                             SDS MERCHANT FUND, LP,
                                             a Delaware limited partnership

                                             By: /s/ SCOTT E. DERBY
                                                 -------------------------------
                                             Title: Managing Member

                                             /s/ RICHARD P. KIPHART
                                             -----------------------------------
                                             Richard P. Kiphart

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

                                    EXHIBIT A
                             TO SSP SOLUTIONS, INC.
                              BRIDGE LOAN AGREEMENT
                              ---------------------


Name and Address               Send Notice       Principal Amount               New
of Lender                       Copies to             Loan                  Warrant Shares
---------                       ---------             ----                  --------------

Crestview Capital Fund, L.P.                       $100,000.00                 33,333
95 Revere Drive, Suite F
Northbrook, IL 60062
Telecopy: (847) 559-5807

Crestview Capital Fund II, L.P.                    $150,000.00                 50,000
95 Revere Drive, Suite F
Northbrook, IL 60062
Telecopy: (847) 559-5807

Richard P. Kiphart                                 $500,000.00                166,667
c/o William Blair & Company
222 West Adams Street
Chicago, Illinois 60606
Telecopy: (312) 368-9418

SDS Merchant Funds, L.P.                           $750,000.00                250,000
One Sound Shore Drive
Greenwich, CT 06830
